Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: May 23, 2023

MAVERICK CAPITAL, LTD.

By: Maverick Capital Management, LLC, its General Partner

By: Trevor Wiessmann by power of attorney for Lee S. Ainslie III, Manager

MAVERICK CAPITAL MANAGEMENT, LLC

By: Trevor Wiessmann by power of attorney for Lee S. Ainslie III, Manager

MAVERICK FUND USA, LTD.

By: Maverick Capital, Ltd, its Investment Manager

By: Trevor Wiessmann by power of attorney for Lee S. Aisnlie III, Manager of Maverick Capital Management, LLC, General Partner of Maverick Capital, Ltd.

MAVERICK LONG ENHANCED FUND, LTD.

By: Maverick Capital, Ltd, its Investment Manager

By: Trevor Wiessmann by power of attorney for Lee S. Ainslie III, Manager of Maverick Capital Management, LLC, General Partner of Maverick Capital Ltd.

MAVERICK LONG FUND, LTD.

By: Maverick Capital, Ltd, its Investment Manager

By: Trevor Wiessmann by power of attorney for Lee S. Ainslie III, Manager of Maverick Capital Management, LLC, General Partner of Maverick Capital Ltd.

MAVERICK FUND II, LTD.

By: Maverick Capital, Ltd, its Investment Manager

By: Trevor Wiessmann by power of attorney for Lee S. Ainslie III, Manager of Maverick Capital Management, LLC, General Partner of Maverick Capital Ltd.

/s/* LEE S. AINSLIE III
LEE S. AINSLIE III

*	By Trevor Wiessmann by power of attorney for Lee S. Ainslie III.